Investor Update November 29, 2016 Exhibit 99.2

2 This communication and our filings with the Securities and Exchange Commission, including without limitation the Form 8-K filed on July 26, 2016, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward- looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of financial metrics such as expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our relationship with SunEdison, including SunEdison’s bankruptcy filings and our reliance on SunEdison for management, corporate and accounting services, project level operation and maintenance and asset management services, to maintain critical information technology and accounting systems and to provide our employees; risks related to events of default and potential events of default arising under project-level financings and other agreements due to various factors; risks related to our failure to satisfy the requirements of Nasdaq; our ability to sell projects at attractive prices as well as to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions, including through refinancing or future sales; actions of third parties, including but not limited to the failure of SunEdison, to fulfill its obligations and the actions of our bondholders and other creditors; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects we intend to acquire; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; our ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of our power plants; departure of some or all of SunEdison’s employees particularly key employees and operations and maintenance or asset management personnel that we significantly rely upon; pending and future litigation; and our ability to operate our business efficiently, including to manage the transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage our capital expenditures. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2014, and Forms 10-Q with respect to the second and third quarters of 2015, the risk factors furnished to the Securities and Exchange Commission as part of the Current Report on Form 8-K on July 26, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission or incorporated herein. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Forward-Looking Statements Exhibit 99.2

3 This presentation provides limited preliminary unaudited cash balances for 3Q 2016 and estimates for financial metrics for 2016 Please review these results together with the risk factors detailed in our 8-K filed on July 26, 2016 and with our subsequent 8-K filings The financial information presented on the following slides is preliminary and unaudited and includes estimates which are inherently uncertain. Financial information may change materially as a result of the completion of the audit for fiscal year 2015 and review procedures for 1Q 2016, 2Q 2016 and 3Q 2016. Our estimates are based on various assumptions and are subject to various risks which could cause actual results to differ materially. Further, our preliminary results and estimates should not be viewed as indicative of future results which may differ materially. The information does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power (“TerraForm Power” or the “Company”), and is not a replacement for full financial statements prepared in accordance with U.S. GAAP The Company’s last annual or quarterly report was its Form 10-Q for the period ended September 30, 2015. The Company has not filed its Form 10-K for 2015 or its Form 10-Qs for the periods ending March 31, 2016, June 30, 2016, or September 30, 2016. The circumstances of the Company and the risks it faces have changed substantially since the date of its last filing on Form 10-Q in November 2015. You should review the updated Risk Factors relating to the Company furnished to the SEC as part of our current report on Form 8-K on July 26, 2016, which include a description of important new risks relating to the chapter 11 proceedings of SunEdison, the consequences of the absence of audited financial information, pending litigation and other matters, and the subsequent Form 8-K filings since July 26, 2016. You should refer also to the unaudited financial information for the fiscal year 2015 and for the fiscal quarters of 1Q 2016 and 2Q 2016 and the other periodic filings we have made with the SEC. Importance of our Risk Factors Exhibit 99.2

TerraForm Power Remains Focused on Key Areas of Execution  2016 was a year of transition and immense change  TERP team is successfully navigating challenges and is preparing for 2017 as a well-functioning independent company  Continuity of operations: TERP fleet continues to perform well  Independence: Solid progress on moving TERP to a stand-alone entity, expansion of board to 10 members, including 6 independents  Strengthen balance sheet: Canada financing reduces Holdco debt  Collaborative sales process with aim of maximizing value for all stockholders  Audit progressing; working towards full compliance with all periodic reporting requirements by extended Nasdaq deadline of March 2017  Negotiating consents with bondholders, including with respect to delayed filings of annual and quarterly reports. This process is ongoing and current consent solicitation expires on December 2, 2016. Exhibit 99.2

5 Clear Path Forward as Operationally Independent Company Agenda 2 1 3 Estimates for 2016 Key Financial Metrics High-Quality, Diversified Renewable Power Fleet Exhibit 99.2

High-Quality, Diversified Renewable Power Fleet Exhibit 99.2

7 3.0 GW Wind and Solar Portfolio … Exclusively renewable assets Portfolio as of October 31, 2016 … With Estimated Average 27 Year Remaining Useful Life Average asset age of 3 years … With High Credit-Quality Counterparties High quality average credit rating of A-; 86% rated investment grade 1 … Under Long-Term Contracts Average remaining PPA life of 15 years 11-15 years 46% 16-20 years 24% 20+ years 18% 6-10 years 2% 0-5 years 10% 2-7 Years 68% <2 Years 32% AAA 1% AA+ 14% AA 8% AA- 1% A+ 13% A 4% A- 15% BBB+ 23% BBB 4% BBB- 3% < IG 4% NR 10% Solar 49% Wind 51% 1. 10% not rated; 4% rated non-investment grade (MW Weighted) (MW Weighted)(MW Weighted) Best-in-Class Contracted Renewable Generation Portfolio Exhibit 99.2

8 Low Concentration RiskGeographically Diverse Fleet of 3.0 GW Solar and Wind Portfolio as of October 31, 2016 Mt. Signal 9% South Plains I 7% California Ridge 7% Bishop Hill 6% Rattlesnake 6% Prairie Breeze 6%Cohocton 4% CAP 3% Other (all < 3%) 52% 1. TerraForm Power is considering a sale of certain of its UK assets CAISO 17% ISO-NE 13% ERCOT 13% PJM 10% MISO 6% SPP 6% NYISO 6% WECC 3% SERC 2% Other 24% (MW Weighted) Wind 1,532 MW Solar 1,456 MW Total U.S.: 2,364 MW U.S. Wind: 1,454 MW U.S. Solar: 910 MW Canada 145 MW 78 MW 68 MW Chile 102 MW 102 MW UK 1 376 MW 376 MW OR – 1 MW MN – 2 MW NE – 181 MW NV – 32 MW UT – 42 MW CO – 12 MW CA – 501 MW TX – 387 MW Wind 1 MW Solar HI – 81 MW Wind 1 MW Solar OH – 10 MW ME – 219 MW NH – 1 MW VT – 40 MW Wind 8 MW Solar MA – 123 MW CT – 1 MW NY – 160 MW Wind 16 MW Solar NJ – 63 MW PA – 8 MW MD – 19 MW NC – 36 MW IL – 386 MW GA – 5 MW FL – 9 MW PR – 5 MW NM – 1 MW AZ – 12 MW Diverse Asset Portfolio in Attractive and Stable Markets Exhibit 99.2

Estimates for 2016 Key Financial Metrics Exhibit 99.2

Exhibit 99.2

Preliminary 2015 Results and 2016 Estimates

Metric	2015[1]	Estimate 2016[2]
Net MW Owned (Period End)	2,967	2,987
Production (GWh)	3,462	7,670 – 7,830
Capacity Factor	22%	28% - 29%
Revenue ($M)	$470	$664 - $679
Adjusted Revenue ($M)	$467	$697 - $712
Adjusted Revenue / MWh	$135	$90 - $92
Net Income ($M)	($208)	($105) - ($145)
Adjusted EBITDA ($M)[3]	$358	$517 - $532

- 2016 estimates of key financial metrics substantially in-line with management expectations post-SunEdison bankruptcy
- No estimate provided for 2016 CAFD, which is expected to be substantially lower than forecasted pre-SunEdison bankruptcy due to various factors, including loss of financial and operational support from SunEdison, increased debt service costs, and uncertainty regarding the resolution of project-level restrictions on dividends and other payments. These factors also are expected to adversely affect 2017 CAFD

1. Financials for 2015 are still under review and may change due to TERP's on-going 10-K Audit completion and various factors
2. The figures provided are projections for year-end 2016 and are based on various assumptions and estimates regarding the Company's future operations and performance. These assumptions and estimates may not prove to be correct and actual results could differ materially due to various factors, many of which are not within the control of the Company. In addition, estimates beyond year-end 2016 are not provided and estimated results for year-end 2016 should not be viewed as indicative of the Company's expectations for future periods. Please see "Importance of Risk Factors" and "Forward-Looking Statements".
3. Excludes approximately $64M of non-operating cash costs expected to be incurred in 2016

10

11 $523 $496 $78 ($43) ($39) ($23) 6-30-2016 Holdco Unrestricted Cash Project Distributions Debt Service Acquisitions & Dropdowns Opex & Other 9-30-2016 Holdco Unrestricted Cash $M, unless otherwise noted  Holdco cash decreased ($27M) from June 30 to September 30  Project cash distributions of $78M in 3Q (YTD distributions through 9/30 of $207M)  Debt service of ($39M) for Bond and Revolver interest  Acquisitions & Dropdowns of ($23M) primarily for 18 MW River Mountain plant acquired from SUNE in 1Q  Opex & Other of ($43M) consists of: – ($25M) Non-operating cash costs – ($5M) Operational G&A2 – ($6M) Bondholder consent fee – ($8M) working capital transfer to projects Note: Since 12/31/2015, Company characterizes restricted cash as (i) cash on deposit in collateral account, debt service, maintenance and other reserves and (ii) in operating accounts but subject to distribution restrictions due to defaults. 1. Holdco unrestricted cash excludes unrestricted project cash and restricted cash at the corporate level, project level or in escrow. 2. The Operational G&A does not include the portion of G&A expenses that SunEdison continues to pay 1 1 Preliminary Holdco Cash Walk from June 30 to September 30, 2016 Exhibit 99.2

Clear Path Forward as Operationally Independent Company Exhibit 99.2

Exhibit 99.2

Driving to Operational Independence

TerraForm Power has taken significant actions to ensure business continuity and separation from SunEdison

- Focused on implementing a stand-alone structure that will allow the company to operate as fully independent entity
- Increased authority of the Corporate Governance and Conflicts Committee
- Added 3 new independent board members in November; 6 / 10 directors now independent[1]
- The organization should be operationally independent by January 2017, with limited tail activities stretching into early 2017

Actions In Process	Target
Stand-alone Organizational Structure	Operationally Independent by January 2017
Independent IT Infrastructure	
3rd Party Asset Management and O&M Providers	

1. List of Board Members detailed in Appendix

TerraForm Power

13

14 Stand-alone Organizational Structure ■ New SaaS / cloud based architecture being implemented to enhance system and leverage cost efficiencies ■ Initial focus on data migration and document retention to preserve and protect TERP information ■ Implementation expected to streamline business processes and procedures Independent IT Infrastructure 3rd Party Asset Management and O&M Providers ■ Implemented a retention plan for in-house talent to minimize attrition and stabilize business operations ■ Evaluated key functions and activities in order to develop a stand-alone structure ■ Developed new organization structure to streamline and allocate responsibilities for stand-alone organization ■ Implementing plan to directly employ all key personnel by January 1, 2017 ■ As the result of a robust RFP process to identify back-up service providers, TERP is retaining world-class 3rd party service providers ■ The securing of new providers may yield additional benefits from a service, scope, and/or cost perspective 1 2 3 Substantially Independent Operations by January 2017 Exhibit 99.2

15 ■ Sale of UK assets being actively pursued ■ Reducing Holdco debt – On November 2, TERP secured $90M (CAD$120M) in project-level financing for its utility-scale solar plants in Canada through a 7-year non- recourse portfolio loan with an average interest rate of 3.7% – The proceeds were used to pay down TERP’s revolver by $70M – The credit facility also allows TERP to increase the principal of the loan by up to an additional CAD$123M (subject to certain conditions and obtaining additional lender commitments) ■ Both transactions expected to reduce TERP’s leverage ratios for Holdco debt and consolidated debt Successfully Executing Plan to Reduce Corporate Debt Reducing Holdco Leverage to Enable Future Growth Exhibit 99.2

16  Exploring strategic alternatives – Advised by Morgan Stanley, Centerview and Sullivan & Cromwell – Process is ongoing; no decision has been made  Strategic alternatives may include – 100% acquisition for cash or stock – Partial acquisition by sponsor and preservation of public float – Stand-alone operations / no sale  TERP is consulting with stockholders, TERP creditors, SUNE and its stakeholders Collaborative Sales Process to Maximize Stockholder Value Exhibit 99.2

Appendix Exhibit 99.2

18 Peter Blackmore  Chairman and Interim CEO Christopher Compton  Independent Director Hanif “Wally” Dahya  Independent Director Kerri L. Fox  Independent Director Edward “Ned” Hall  Independent Director Marc S. Rosenberg  Independent Director Jack Stark  Independent Director David Ringhofer  Director Gregory Scallen  Director David Springer  Director Board of Directors Position Background Board of Directors – Expanded from 7 to 10 Members Exhibit 99.2

19 Definitions: Adjusted Revenue, Adjusted EBITDA Adjusted Revenue We define Adjusted Revenue as operating revenues, net adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash items. We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted Revenue is a non- GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. Adjusted EBITDA We define Adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non- cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Note: As of December 31, 2015, TerraForm Power changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions due to debt defaults. Previously, cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on estimated total year 2016 CAFD difference is immaterial. Exhibit 99.2

20 Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue (Midpoint of Range) a) Represents the change in the fair value of commodity contracts not designated as hedges. b) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. c) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. $M, unless otherwise noted 2015 2016 Net Operating Revenue (Midpoint of Range) $470 $672 Unrealized loss (gain) on derivatives, net (a) 1 6 Amortization of favorable and unfavorable rate revenue contracts, net (b) 5 40 Other non-cash (c) (9) (15) Adjusted Revenue - Midpoint of Range $467 $705 Exhibit 99.2

21 Reg G: Reconciliation of Net Loss to Adjusted EBITDA (Midpoint of Range) $M, unless otherwise noted 2015 2016 Net loss (Midpoint of Range) ($208) ($125) Add (subtract): Interest expense, net 168 281 Income tax benefit (13) 2 Depreciation, accretion and amortization expense (a) 167 286 General and administrative expenses - affiliate (b) 51 77 Stock-based compensation expense 13 5 Acquisition and related costs, including affiliate (c) 56 3 Loss on prepaid warranty and other investments (d) 61 - Unrealized loss (gain) on derivatives, net (e) 1 6 Loss on extinguishment of debt, net 16 - LAP settlement (f) 10 - EMEC judgment reserve (g) 14 - Facility-level non-controlling interest member transaction fees (h) 4 - Loss (gain) on foreign currency exchange, net (i) 19 - Other non-cash operating revenues (j) (9) (4) Other non-operating expenses (income) (k) 8 (6) Adjusted EBITDA - Midpoint of Range $358 $525 Exhibit 99.2

22 Footnotes to Reg. G: Reconciliation of Net Loss to Adjusted EBITDA (Midpoint of Range) a) Includes a $5.3 million reduction and $40.0 million forecasted reduction within operating revenues, due to net amortization of favorable and unfavorable rate revenue contracts for the year ended December 31, 2015 and the year ended December 31,2016, respectively. b) In conjunction with the closing of the IPO in July 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. Cash consideration of $4 million was paid to SunEdison for these services for the year ended December 31, 2015, and the amount of general and administrative expense - affiliate in excess of the fees paid to SunEdison in each period will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. c) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. d) In conjunction with the First Wind Acquisition, SunEdison committed to reimburse us for capital expenditures not to exceed $50.0 million through 2019 for certain of our wind power plants in the form of a prepaid warranty that was capitalized as PP&E in purchase accounting. Through the year ended December 31, 2015, the Company received contributions pursuant to this agreement of $2.7 million and recorded depreciation on the related asset of $1.9 million. As a result of the SunEdison Bankruptcy, the Company recorded a loss of $45.4 million related to the write-off of this prepaid warranty agreement, which is no longer considered collectible. In addition, during 2015, we made an investment in residential assets to be acquired from SunEdison. As a result of the SunEdison Bankruptcy, we do not expect to receive these assets and have recognized an $11.3 million loss related to this investment. For the period ending December 31, 2015, we also recorded a loss totaling $4.7 million related to other investments. e) Represents the change in the fair value of commodity contracts not designated as hedges. f) Pursuant to the Settlement Agreement, TERP made a one-time payment to LAP in the amount of $10.0 million in April 2016 in exchange for and contingent on the termination of the Arbitration against TERP. The expense incurred as a result of the one-time payment was recorded to general and administrative expenses for the year ended December 31, 2015. g) Represents a reserve for loss related to the legal judgment awarded to the Eastern Maine Electric Cooperative against certain of our subsidiaries for breach of contract over the proposed sale of a transmission line acquired from First Wind. h) Represents professional fees for legal, tax, and accounting services related to entering into certain tax equity financing arrangements and are not deemed representative of our core business operations. i) We incurred a net loss of $19 million on foreign currency exchange for the year ended December 31, 2015, due primarily to unrealized gains/losses on the re- measurement of intercompany loans which are primarily denominated in British pounds. The loss / (gain) on foreign currency exchange for the year ending December 31,2016 is forecasted to be approximately $0 million. j) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. k) Represents certain other non-cash charges or non-operating items that we believe are not representative of our core business or future operating performance. Exhibit 99.2

23 Exhibit 99.2